UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2010

NEXT 1 INTERACTIVE, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-52669	26-3509845
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

2400 N Commerce Parkway, Suite 105, Weston, Florida	33326
(Address of Principal Executive Offices)	(Zip Code)

(954) 888-9779
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On March 5, 2010, Next 1 Interactive, Inc., (the “Company”) entered into a promissory note (the “Note”) with Mark Wilton, a director of the Company (the “Holder”).  Pursuant to the Note, the Holder has agreed to loan the Company $3,500,000. The Note matures on January 25, 2011.  The Holder will advance the funds under the terms of the Note in tranches through April 15, 2010.

In consideration for the Note, the Company has agreed to issue to the Holder  between 3,500,000 and 7,000,000 warrants to purchase shares of the Company’s common stock, $0.00001 par value, per share (the “Common Stock”), at an exercise price of $1.00 per share (the “Warrants”).  The Warrants will be exercisable for a period of three years from the date of issuance.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Note, on March 5, 2010, the Company agreed to issue up to 7,000,000 warrants to purchase shares of our common stock.  Such securities were not registered under the Securities Act of 1933. The issuance of these Warrants was exempted from registration pursuant to Section 4(2) of the Securities Act of 1933. We made this determination based on the representations that the Holder was either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that the Holder was acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents and not with a view to the resale or distribution thereof, and that the Holder understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

The foregoing description of the Note is not intended to be complete and is qualified in its entirety by the complete text of the Note attached as exhibits to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Promissory Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

NEXT 1 INTERACTIVE, INC.

Date: March 10, 2010	By:	/s/ William Kerby
William Kerby
Vice Chairman & Chief Executive Officer